As filed with the Securities and Exchange Commission on October 11, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COST PLUS, INC.

(Exact name of Registrant as specified in its charter)

California	94-1067973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2004 STOCK PLAN

1996 DIRECTOR OPTION PLAN

(Full title of the plans)

Thomas D. Willardson

Executive Vice President and

Chief Financial Officer

COST PLUS, INC.

200 4th Street

Oakland, CA 94607

(510) 893-7300

(Name, address and telephone number of agent for service)

Copies to:

HENRY P. MASSEY, JR., ESQ.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 per share par value: to be issued under the 2004 Stock Plan (1)	1,000,000 shares	$12.02	(2)	$12,015,000	$1,285.61
Common Stock, $.001 per share par value: to be issued under the 1996 Director Option Plan (1)	200,000 shares	$12.02	(2)	$2,403,000	$257.12
Total	1,200,000 shares			$14,418,000	$1,542.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2004 Stock Plan and 1996 Director Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the Nasdaq National Market on October 6, 2006.

The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on April 5, 1996 (File No. 333-3456), Registration Statement on Form S-8 as filed with the Commission on June 16, 1998 (File No. 333-56975), Registration Statement on Form S-8 as filed with the Commission on September 13, 2000 (File No. 333-45710), Registration Statement on Form S-8 as filed with the Commission on July 22, 2002 (File No. 333-96899), and Registration Statement on Form S-8 as filed with the Commission on September 3, 2004 (File No. 333-118819) are incorporated herein by reference.

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PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Documents
4.1	Cost Plus, Inc.’s 2004 Stock Plan, as amended and restated through June 22, 2006, incorporated by reference to Exhibit 10.3 of the Form 10-Q filed for the quarter ended July 29, 2006.

4.2	Cost Plus, Inc.’s 1996 Director Option Plan, as amended and restated through June 22, 2006, incorporated by reference to Exhibit 10.2 of the Form 10-Q filed for the quarter ended July 29, 2006.

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cost Plus, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on October 11, 2006.

COST PLUS, INC.

By:	/s/ Thomas D. Willardson
Thomas D. Willardson, Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry J. Feld and Thomas D. Willardson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry J. Feld (Barry J. Feld)	Director, Chief Executive Officer and President (Principal Executive Officer)	October 11, 2006

/s/ Thomas D. Willardson (Thomas D. Willardson)	Executive Vice President and Chief Financial Officer Principal Financial and Accounting Officer)	October 11, 2006

/s/ Joseph H. Coulombe (Joseph H. Coulombe)	Director	October 11, 2006

/s/ Christopher V. Dodds (Christopher V. Dodds)	Director	October 11, 2006

/s/ Danny W. Gurr (Danny W. Gurr)	Director	October 11, 2006

/s/ Fredric M. Roberts (Fredric M. Roberts)	Director, Chairman of the Board	October 11, 2006

/s/ Kim D. Robbins (Kim D. Robbins)	Director	October 11, 2006

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COST PLUS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Cost Plus, Inc.’s 2004 Stock Plan, as amended and restated through June 22, 2006, incorporated by reference to Exhibit 10.3 of the Form 10-Q filed for the quarter ended July 29, 2006.

4.2	Cost Plus, Inc.’s 1996 Director Option Plan, as amended and restated through June 22, 2006, incorporated by reference to Exhibit 10.2 of the Form 10-Q filed for the quarter ended July 29, 2006.

5.1	Opinion of counsel as to legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page)

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